Exhibit 2



                                               BY-LAWS


                                                 OF

                                 BLACKROCK KELSO CAPITAL CORPORATION


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                                          TABLE OF CONTENTS

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ARTICLE I

         Shareholder Meetings.......................................................................1
                           1.1  Place...............................................................1
                           1.2  Annual Meeting......................................................1
                           1.3  Notice..............................................................1
                           1.4  Chairman............................................................2
                           1.5  Proxies; Voting.....................................................2
                           1.6  Inspectors of Election..............................................2
                           1.7  Records at Shareholder Meetings.....................................2

ARTICLE II

         Directors..................................................................................3
                           2.1  General Powers......................................................3
                           2.2  Number, Tenure and Qualifications...................................3
                           2.3  Annual and Regular Meetings.........................................3
                           2.4  Chairman; Records...................................................3

ARTICLE III

         Officers...................................................................................4
                           3.1  Officers of the BDC.................................................4
                           3.2  Election and Tenure.................................................4
                           3.3  Removal of Officers.................................................4
                           3.4  Vacancies...........................................................4
                           3.5  Bonds and Surety....................................................4
                           3.6  Chairman, President, and Vice Presidents............................4
                           3.7  Secretary...........................................................5
                           3.8  Treasurer...........................................................5
                           3.9  Other Officers and Duties...........................................6
                           3.10  Salaries...........................................................6

ARTICLE IV

         Committees.................................................................................6
                           4.1  Number, Tenure and Qualifications...................................6
                           4.2  Powers..............................................................7
                           4.3  Meetings............................................................7
                           4.4  Telephone Meetings..................................................7
                           4.5  Written Consent By Committees.......................................7
                           4.6  Vacancies...........................................................7

ARTICLE V

         Miscellaneous..............................................................................7
                           5.1  Contracts...........................................................8
                           5.2  Checks and Drafts...................................................8
                           5.3  Deposits............................................................8
                           5.4  Signatures..........................................................8
                           5.5  Seal................................................................8
                           5.6  Affixing Seal.......................................................8
                           5.7  Accounting Year.....................................................8
                           5.8  Authorization of Distribution.......................................8
                           5.9  Contingencies.......................................................9
                           5.10  Investment Policy..................................................9
                           5.11  Indemnification and Advance of Expenses............................9
                           5.12  Waiver of Notice..................................................10

ARTICLE VI

         Stock Transfers...........................................................................10
                           6.1  Certificates.......................................................10
                           6.2  Transfer Agents, Registrars and the Like...........................10
                           6.3  Transfer of Shares.................................................11
                           6.4  Replacement Certificate............................................11
                           6.5  Closing of Transfer Books or Fixing of Record Date.................11
                           6.6  Stock Ledger.......................................................12
                           6.7  Fractional Stock; Issuance of Units................................12
                           6.8  Registered Shareholders............................................12

ARTICLE VII

         Amendment of By-Laws......................................................................13
                           7.1  Amendment and Repeal of By-Laws....................................13

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                      BLACKROCK KELSO CAPITAL CORPORATION
                      -----------------------------------
                                    BY-LAWS
                                    -------


          These By-Laws are made and adopted pursuant to the Certificate of Incorporation establishing BlackRock Kelso Capital Corporation (hereinafter the "BDC"), dated as of April 13, 2005, as from time to time amended (hereinafter the "Certificate"). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Certificate.


                                   ARTICLE I

                              Shareholder Meetings
                              --------------------

          1.1 Place. All meetings of stockholders shall be held at the principal executive office of the BDC or at such other place as shall be set by the Board of Directors and stated in the notice of the meeting.

          1.2 Annual Meeting. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the BDC shall be held on a date and at the time set by the Board of Directors.

          1.3 Notice. Not less than ten nor more than 60 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such stockholder personally, by leaving it at the stockholder's residence or usual place of business or by any other means permitted by Delaware law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the BDC, with postage thereon prepaid.

          Any business of the BDC may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

          1.4 Chairman. The Chairman, if any, shall act as chairman at all meetings of the Shareholders; in the Chairman's absence, the Director or Directors present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

          1.5 Proxies; Voting. Shareholders may vote either in person or by duly executed proxy and each full share represented at the meeting shall have one vote, all as provided in Article IV of the Certificate.

          1.6 Inspectors of Election. In advance of any meeting of Shareholders, the Directors may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman, if any, of any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Directors in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman, if any, of the meeting, or of any Shareholder or Shareholder proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

          1.7 Records at Shareholder Meetings. At each meeting of the Shareholders, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by Shareholders, the minutes of the last previous Annual or Special Meeting of Shareholders of the BDC and a list of the Shareholders of the BDC, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name and the address of each Shareholder in alphabetical order and the number of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the BDC as are granted to shareholders of a Delaware business corporation.


                                   ARTICLE II

                                   Directors
                                   ---------

          2,1 General Powers. The business and affairs of the BDC shall be managed under the direction of its Board of Directors.

          2.2 Number, Tenure and Qualifications. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than two, nor more than nine, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.

          2.3 Annual and Regular Meetings. Meetings of the Directors shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or a majority of the Directors. Regular meetings of the Directors may be held without call or notice and shall generally be held quarterly. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.

          2.4 Chairman; Records. The Chairman, if any, shall act as chairman at all meetings of the Directors; in absence of a chairman, the Directors present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Directors, or by unanimous written consent of the Directors, shall be recorded by the person appointed by the Board of Directors as the meeting secretary.

                                  ARTICLE III

                                    Officers
                                    --------

          3.1 Officers of the BDC. The officers of the BDC shall consist of a Chairman, if any, a President, a Secretary, a Treasurer and such other officers or assistant officers as may be elected or authorized by the Directors. Any two or more of the offices may be held by the same Person, except that the same person may not be both President and Secretary. The Chairman, if any, shall be a Director, but no other officer of the BDC need be a Director.

          3.2 Election and Tenure. At the initial organization meeting, the Directors shall elect the Chairman, if any, President, Secretary, Treasurer and such other officers as the Directors shall deem necessary or appropriate in order to carry out the business of the BDC. Such officers shall serve at the pleasure of the Directors or until their successors have been duly elected and qualified. The Directors may fill any vacancy in office or add any additional officers at any time.

          3.3 Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.

          3.4 Vacancies. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

          3.5 Bonds and Surety. Any officer may be required by the Directors to be bonded for the faithful performance of such officer's duties in such amount and with such sureties as the Directors may determine.

          3.6 Chairman, President, and Vice Presidents. The Chairman, if any, shall, if present, preside at all meetings of the Shareholders and of the Directors and shall exercise and perform such other powers and duties as may be from time to time assigned to such person by the Directors. Subject to such supervisory powers, if any, as may be given by the Directors to the Chairman, if any, the President shall be the chief executive officer of the BDC and, subject to the control of the Directors, shall have general supervision, direction and control of the business of the BDC and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. Subject to direction of the Directors, the Chairman, if any, and the President shall each have power in the name and on behalf of the BDC to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the BDC. Unless otherwise directed by the Directors, the Chairman, if any, and the President shall each have full authority and power, on behalf of all of the Directors, to attend and to act and to vote, on behalf of the BDC at any meetings of business organizations in which the BDC holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The Chairman, if any, and the President shall have such further authorities and duties as the Directors shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Directors or, if more than one and not ranked, the Vice-President designated by the Directors, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Directors, and of the President, each Vice-President shall have the power in the name and on behalf of the BDC to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Directors or by the President.

          3.7 Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Directors and the Executive Committee, if any. The Secretary shall be custodian of the seal of the BDC, if any, and the Secretary (and any other person so authorized by the Directors) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the BDC which would be sealed by a Delaware business corporation and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the BDC. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Directors shall from time to time determine.

          3.8 Treasurer. Except as otherwise directed by the Directors, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the BDC, and shall have and exercise under the supervision of the Directors and of the President all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the BDC or to its order. The Treasurer shall deposit all funds of the BDC in such depositories as the Directors shall designate. The Treasurer shall be responsible for such disbursement of the funds of the BDC as may be ordered by the Directors or the President. The Treasurer shall keep accurate account of the books of the BDC's transactions which shall be the property of the BDC, and which together with all other property of the BDC in the Treasurer's possession, shall be subject at all times to the inspection and control of the Directors. Unless the Directors shall otherwise determine, the Treasurer shall be the principal accounting officer of the BDC and shall also be the principal financial officer of the BDC. The Treasurer shall have such other duties and authorities as the Directors shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Directors may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds.

          3.9 Other Officers and Duties. The Directors may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the BDC. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the BDC shall have such other duties and authority as may be conferred upon such person by the Directors or delegated to such person by the President.

          3.10 Salaries. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.


                                   ARTICLE IV

                                   Committees
                                   ----------

          4.1 Number, Tenure and Qualifications. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

          4.2 Powers. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The By-laws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the By-laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any By-law of the Corporation.

          4.3 Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

          4.4 Telephone Meetings. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

          4.5 Written Consent By Committees. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

          4.6 Vacancies. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.


                                   ARTICLE V

                                 Miscellaneous
                                 -------------

          5.1 Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the BDC and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the BDC when authorized or ratified by action of the Board of Directors and executed by an authorized person.

          5.2 Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the BDC shall be signed by such officer or agent of the BDC in such manner as shall from time to time be determined by the Board of Directors.

          5.3 Deposits. All funds of the BDC not otherwise employed shall be deposited from time to time to the credit of the BDC in such banks, trust companies or other depositories as the Board of Directors may designate.

          5.4 Signatures. All contracts and other instruments shall be executed on behalf of the BDC by its properly authorized officers, agent or agents, as provided in the Certificate or By-laws or as the Directors may from time to time by resolution provide.

          5.5 Seal. The Board of Directors may authorize the adoption of a seal by the BDC. The seal shall contain the name of the BDC and the year of its incorporation and the words "Incorporated Delaware." The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

          5.6 Affixing Seal. Whenever the BDC is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the BDC.

          5.7 Accounting Year. The Board of Directors shall have the power, from time to time, to fix the fiscal year of the BDC by a duly adopted resolution.

          5.8 Authorization of Distributions. Dividends and other distributions upon the stock of the BDC may be authorized by the Board of Directors, subject to the provisions of law and the Certificate of Incorporation. Dividends and other distributions may be paid in cash, property or stock of the BDC, subject to the provisions of law and the Certificate of Incorporation.

         5.9 Contingencies. Before payment of any dividends or other distributions, there may be set aside out of any assets of the BDC available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the BDC or for such other purpose as the Board of Directors shall determine to be in the best interest of the BDC, and the Board of Directors may modify or abolish any such reserve.

          5.10 Investment Policy. Subject to applicable law and the provisions of the Certificate of Incorporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the BDC as it shall deem appropriate in its sole discretion.


                                   ARTICLE VI

                                Stock Transfers
                                ---------------

          6.1 Certificates. In the event that the BDC issues shares of stock represented by certificates, each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him, her or it in the BDC. Each certificate shall be signed by the chief executive officer, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the BDC. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the BDC shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the BDC, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the BDC may set forth upon the face or back of the certificate a statement that the BDC will furnish to any stockholder, upon request and without charge, a full statement of such information.

          6.2 Transfer Agents, Registrars and the Like. The Directors shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the BDC as the Directors shall deem necessary or desirable. In addition, the Directors shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Directors.

          6.3 Transfer of Shares. The Shares of the BDC shall be transferable on the books of the BDC only upon delivery to the Directors or a transfer agent of the BDC of proper documentation. The BDC, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

          6.4 Replacement Certificate. Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the BDC alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the BDC to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

          6.5 Closing of Transfer Books or Fixing of Record Date. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

          In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

          If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

          When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

          6.6 Stock Ledger. The BDC shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

          6.7 Fractional Stock; Issuance of Units. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Certificate of Incorporation or these By-laws, the Board of Directors may issue units consisting of different securities of the BDC. Any security issued in a unit shall have the same characteristics as any identical securities issued by the BDC, except that the Board of Directors may provide that for a specified period securities of the BDC issued in such unit may be transferred on the books of the BDC only in such unit.

         6.8 Registered Shareholders. The BDC may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

                                  ARTICLE VII

                              Amendment of By-Laws
                              --------------------

         7.1 Amendment and Repeal of By-Laws. In accordance with Section 10.1 of the Certificate of Incorporation, the Directors shall have the power to amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Directors with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Directors. The Directors shall in no event adopt By-Laws which are in conflict with the Certificate, and any apparent inconsistency shall be construed in favor of the related provisions in the Certificate.

                                  ARTICLE VIII

                                     Notice
                                     ------

         8.1 Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws (except as otherwise stated therein or herein), to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

          8.2 Waiver of Notices. Whenever any notice is required by applicable law, the Certificate of Incorporation or these By-Laws (except as stated therein or herein), to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws.